                                                                       EXHIBIT 3

                                    EVERGREEN

              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO


                                             CUSIP 299900 30 8
                                             SEE REVERSE FOR CERTAIN DEFINITIONS



This Certifies that


Is The Owner of


     FULLY PAID AND NON-ASSESSABLE SHARES OF NO PAR VALUE COMMON STOCK OF

                            EVERGREEN RESOURCES, INC.

transferable only on the books of this Corporation in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be endorsed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.


Dated:
      ----------------

[CORPORATE SEAL]


         /s/ Keither Martin                 /s/ Mark S. Sexton
         SECRETARY                          PRESIDENT


COUNTERSIGNED AND REGISTERED:
American Securities Transfer & Trust, Inc.
PO Box 1596
Denver, Colorado 80201
By ___________________________
Transfer Agent & Registrar Authorized Signature

                            EVERGREEN RESOURCES, INC.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement between Evergreen Resources, Inc., and American Securities Transfer & Trust, Inc., as Rights Agent, dated as of July 7, 1997, as such is amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Evergreen Resources, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Evergreen Resources, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as through they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common        UNIF GIFT MIN ACT -- ____ Custodian _____
TEN ENT -- as tenants by the entireties                    (Cust)        (Minor)
JT TEN  -- as joint tenants with right         under Uniform Gifts to Minors
             of survivorship and not           Act _____________
             as tenants in common                    (State)


     Additional abbreviations may also be used though not in the above list.

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For Value Received, __________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
/                     /



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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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Shares of the Common Stock represented by the within Certificate, and does hereby irrevocably constitute and appoint __________________________ attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

DATED
     -----------------


                           -----------------------------------------------------
                           NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                                   CORRESPOND WITH THE NAME(S) AS WRITTEN UPON
                                   THE FACE OF THE CERTIFICATE IN EVERY
                                   PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.


Signature(s) Guaranteed:

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